AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2008
                                                                                                                                                  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0423660 (I.R.S. Employer Identification Number)

1200 West Century Avenue
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 530-1000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
_______________

Terry D. Hildestad President and Chief Executive Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, ND 58506-5650 (701) 530-1000	Vernon A. Raile Executive Vice President, Treasurer and Chief Financial Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, ND 58506-5650 (701) 530-1000	Elizabeth W. Powers, Esq. Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000
(Name, address, including zip code, and telephone number,
including area code, of agents for service)
_______________

Approximate date of commencement of proposed sale to public:  On and after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $1.00 par value	2,557,910 shares	$ (2)	$ (2)	$ (2)
Preference share purchase rights (3)	2,557,910 rights	—	—	(3)
(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2)  This registration statement is filed in accordance with Rule 415(a)(6) of the Securities Act and registers only securities that were previously registered and remain unsold.  In accordance with Rule 415(a)(6), no registration fee is due.
(3)  Since no separate consideration is paid for the preference share purchase rights, the registration fee for those securities was included in the fee for the common stock.  The value attributable to the preference share purchase rights, if any, is includable in the market price for the common stock.

This registration statement includes 2,557,910 shares of common stock and rights that were previously registered pursuant to Registration Statement No. 333-06127 filed by the registrant on June 17, 1996 and that remain unsold.  Pursuant to Rule 415(a)(6), $8,424 of filing fees previously paid in connection with these unsold securities will continue to be applied to such unsold securities.

PROSPECTUS
MDU RESOURCES GROUP, INC.

DIVIDEND REINVESTMENT
AND
DIRECT STOCK PURCHASE PLAN

2,557,910 Shares of Common Stock

Our Dividend Reinvestment and Direct Stock Purchase Plan provides you with a simple and convenient method of purchasing our common stock and reinvesting cash dividends in shares of common stock without incurring brokerage commissions or service charges. Current record holders of our common stock and preferred stock can purchase our common stock by reinvesting all or a portion of their cash dividends and/or making optional cash investments.  Interested investors who are not already stockholders can participate in the plan by making an initial investment of at least $250 or authorizing automatic monthly withdrawals from a bank account of at least $25 per month for a minimum of ten consecutive months.

The plan allows you to:

•	purchase our common stock through cash investments made by check or by automatic monthly withdrawals from a checking or savings account

•	elect to have cash dividends paid on all or a percentage of your shares automatically reinvested in shares of our common stock and

•	sell or transfer shares held in the plan.

We list our shares of common stock on the New York Stock Exchange under the symbol "MDU". The closing price of our common stock on the New York Stock Exchange on November 20, 2008 was $15.59 per share.

Our principal executive offices are located at 1200 West Century Avenue, Bismarck, North Dakota 58506-5650, and our telephone number is (701) 530-1000.

If you are not a current owner of common stock, you may purchase shares through Wells Fargo Investments, LLC.  We offer common stock through Wells Fargo Investments, LLC, to the extent required by applicable law in certain jurisdictions.
________________________________
Please see “Risk Factors” on page 3 of this prospectus and review the risk factors that we have disclosed in our public filings under the Securities Exchange Act of 1934, as amended. You should also review the documents incorporated by reference in this prospectus for additional factors you should consider.

Please read this prospectus carefully before investing and retain it for your future reference. We and the plan administrator cannot assure you of a profit or protect you against a loss on the shares of common stock you purchase under the plan.
________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2008.

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

No offer of these securities is being made in any state where the offer is not permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference.

(i)

PLAN SUMMARY AND CHANGES TO THE PLAN

Dividend Reinvestment.  You may elect to reinvest cash dividends on all, some or none of your shares of common stock, preferred stock or preferred stock A. In this prospectus, we refer to our preferred stock and preferred stock A collectively as our preferred stock. The plan administrator will use cash dividends paid on shares as to which you elect reinvestment to purchase shares of common stock, which will be added to your plan account. We will pay cash dividends on shares as to which you do not elect reinvestment to you by check or direct deposit. See question 10.

Optional Cash Investments.  After enrolling in the plan, you may purchase shares of our common stock through the plan in any amount from a minimum of $25 per investment to a maximum of $10,000 per month. You may make optional cash investments by authorizing automatic monthly withdrawals from your bank account or by sending a check to the plan administrator at any time. See question 14.

Enrollment.  To enroll in the plan, you must complete and sign an account authorization form and return it to the plan administrator or establish online access and enroll over the internet. See question 7.

Initial Investment.  If you are not a registered owner of our common or preferred stock, you may purchase common stock through an initial investment of at least $250 or authorize automatic monthly withdrawals from your bank account of at least $25 per month for a minimum of ten consecutive months. See question 8.

Price of Shares Purchased Through the Plan.  The price of common stock purchased through the plan will depend on whether the shares are purchased directly from us or on the open market. The price per share for shares purchased on the open market will be the weighted average price paid for all shares acquired by the plan on the applicable investment date. The price of shares acquired directly from us will be the average of the high and low sale prices on the applicable investment date. See question 17.

Frequency of Purchases.  The plan administrator will typically make purchases on (a) Tuesday of each week or, if Tuesday is not a trading day, the next trading day or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a trading day, the next trading day. See question 19.

Certificate Deposit. You may deposit common stock certificates with the plan administrator for safekeeping. The shares represented by these certificates will be converted to book-entry shares and held in your plan account. See question 23.

Plan Accounts.  Shares of common stock held in the plan – whether purchased through optional cash investments or dividend reinvestment, deposited for safekeeping or otherwise – will be reflected in book-entry form in an account in your name.

Certificate Issuance.  You may receive stock certificates for any whole shares held in your plan account without charge at any time upon request. See question 22.

Selling Shares.  You may direct the plan administrator to sell shares of common stock held in your plan account. You will be charged broker's commissions and service fees in connection with sales from your plan account. See questions 26 and 27.

Share Transfers and Gifts.  You can transfer shares from your account to another person and/or purchase shares for others as a gift. See questions 24 and 25.

Changes to the Plan.  This prospectus reflects changes to our Dividend Reinvestment and Direct Stock Purchase Plan as follows:

•
The service fee charged in connection with the sale of shares under the plan increases from $10 per transaction to $15 per transaction, effective February 1, 2009.  The broker commission of $0.10 per share sold remains the same. See question 27.

•	We now participate in e-delivery, where you may access your account statements, tax forms and stockholder communications electronically over the internet, if you consent to do so. See question 31.

RISK FACTORS

Investing in our common stock involves risks.  You are urged to read and consider the risk factors described below and in any prospectus supplement as well as those described in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference in this prospectus.  If any of the risks and uncertainties described in this prospectus or any prospectus supplement or the documents incorporated by reference in this prospectus actually occur, our business, financial condition and results of operations could be adversely affected in a material way.  This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.  Before making an investment decision, you should carefully consider these risks as well as other information that we include or incorporate by reference in this prospectus.

The price of our common stock may rise during the period between making an optional cash investment, its receipt by the plan administrator and the actual purchase of the stock.

Participants in the plan have no control over or authority to direct the timing or price at which shares of common stock are purchased for their accounts.  You bear this risk by participating in the plan.  You will not earn interest on funds held by the plan administrator pending their investment in common stock.

The price of our common stock may fall during the period between a request for sale, its receipt by the plan administrator and the sale in the open market.

Participants should be aware that the price of our common stock may fall during the period between a request for sale, its receipt by the plan administrator and the sale of the stock in the open market.  You bear this risk by participating in the plan.  Therefore, you should evaluate this possibility when deciding whether and when to sell any shares through the plan.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions – many of which are based, in turn, upon further assumptions – and other statements that are other than statements of historical facts.  From time to time, we may publish or otherwise make available forward-looking statements of this nature.

Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed.  Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation management's examination of historical operating trends, data contained in our records and other data available from third parties.  Nonetheless, our expectations, beliefs, or projections may not be achieved or accomplished.

Any forward-looking statement contained in this prospectus or any document incorporated by reference in this prospectus speaks only as of the date on which the statement is made.  New factors emerge from time to time, and it is not possible for us to predict all of the factors, nor can we assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.  All forward-looking statements, whether written or oral and whether made by or on behalf of us, are expressly qualified by the risk factors and cautionary statements contained in or incorporated by reference in this prospectus, including statements contained in "Risk Factors."

DIRECT REGISTRATION

We are a participant in the direct registration system. Direct registration is a method of recording stock ownership in book-entry form, which allows stock to be owned, reported and transferred electronically without issuing a physical certificate. Book-entry means that your stock is registered in your name on our books without the need for physical stock certificates. Your uncertificated stock has the same rights and privileges as stock evidenced by a physical certificate.

Direct registration is a free service that:

•	eliminates the risk and cost associated with keeping physical stock certificates

•	eliminates the time and expense associated with replacing lost, stolen or destroyed stock certificates and

•	allows you to move shares electronically to a broker or to other registered accounts.

If you hold stock through our direct registration system, Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., our transfer agent and registrar, will establish and maintain your direct registration account and provide you with a direct registration statement of ownership reflecting the number of shares of stock registered in your name on our books.  Wells Fargo will send you a new statement of ownership each time there is activity in your account.

Once you begin participation in our direct registration system, any future transactions will be handled through the direct registration system rather than with physical certificates unless you specify otherwise.

You may send any common or preferred stock certificates you are currently holding for conversion into our direct registration system by sending the stock certificates to Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., with a request to deposit them into your direct registration account. There is no cost to you for this custodial service. Your certificates should not be endorsed, and we recommend sending your certificates by registered mail, insuring them for 2% of the current market value.

You may sell your direct registration shares through Wells Fargo at a cost of $15.00 per transaction plus $0.10 per share commission or by electronically transferring the shares to your bank or broker and selling the shares through your bank or broker.

You may move electronically all or a portion of your direct registration shares to your bank or broker at any time. To do so, provide your bank or broker with a copy of your direct registration account statement.

Your direct registration account is separate from your dividend reinvestment plan account.  You may deposit your common stock certificates in either your direct registration account or your dividend reinvestment plan account.  You may deposit your preferred stock certificates only in your direct registration account.  See questions 11 and 23.

MDU RESOURCES GROUP, INC.

We are a diversified natural resource company which was incorporated under the laws of the State of Delaware in 1924. Our principal executive offices are at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000. Our internet address is www.mdu.com.

Montana-Dakota Utilities Co., one of our public utility divisions, through the electric and natural gas distribution segments, generates, transmits and distributes electricity and distributes natural gas in Montana, North Dakota, South Dakota and Wyoming.  Great Plains Natural Gas Co., another of our public utility divisions, distributes natural gas in southeastern North Dakota and western Minnesota. Cascade Natural Gas Corporation, a wholly owned subsidiary, distributes natural gas in Washington and Oregon.  Intermountain Gas Company, a wholly owned subsidiary, distributes natural gas in Idaho.  These operations also supply related value-added products and services.

We, through our wholly owned subsidiary, Centennial Energy Holdings, Inc., own WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC and Centennial Holdings Capital LLC.

WBI Holdings is comprised of the pipeline and energy services and the natural gas and oil production segments.  The pipeline and energy services segment provides natural gas transportation, underground storage and gathering services through regulated and nonregulated pipeline systems primarily in the Rocky Mountain and northern Great Plains regions of the United States. The pipeline and energy services segment also provides energy-related management services. The natural gas and oil production segment engages in natural gas and oil acquisition, exploration, development and production activities in the Rocky Mountain and Mid-Continent regions of the United States and in and around the Gulf of Mexico.

Knife River Corporation is comprised of the construction materials and contracting segment.  Knife River Corporation mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mixed concrete, cement, asphalt, liquid asphalt and other value-added products, as well as performing integrated construction services.  Knife River Corporation operates in the central, southern and western United States, and Alaska and Hawaii.

MDU Construction Services Group, Inc. is comprised of the construction services segment.  MDU Construction Services Group, Inc. specializes in constructing and maintaining electric, gas pipeline and communication lines, fire protection systems, and external lighting and traffic signalization equipment.  MDU Construction Services Group, Inc. also provides utility excavation services, inside electrical wiring, cabling and mechanical services, and manufactures and distributes specialty equipment.

Centennial Energy Resources LLC owns interests in the companies owning certain electric transmission lines in Brazil.

Centennial Holdings Capital LLC insures various types of risks as a captive insurer for certain of our subsidiaries. The function of the captive insurer is to fund the deductible layers of the insured companies' general liability and automobile liability coverages. Centennial Holdings Capital LLC also owns certain real and personal property.

DESCRIPTION OF THE PLAN

INTRODUCTION

1.  What is the purpose of the plan?

The purpose of the plan is to provide participants with a simple and convenient method of automatically investing all or a portion of their cash dividends and/or making optional cash investments to purchase shares of our common stock, without paying brokerage commissions or service charges. In addition, when we direct the plan administrator to purchase common stock directly from us, the plan provides us with a cost-efficient way to raise additional capital.

2.  What are the advantages to participating in the plan?

Participation in the plan has the following advantages:

•	You will not pay brokerage commissions or service fees in connection with purchases under the plan. See question 21.

•	Full investment of funds is possible under the plan because the plan permits fractional shares, as well as whole shares, to be credited to your account. See question 18.

•
Since the plan administrator holds shares in your account in book-entry form, you will avoid the cost and risk associated with the storage, loss, theft or destruction of stock certificates. You may receive stock certificates without charge at any time, upon request. See question 22.

•	Your recordkeeping is simplified, since you will receive a statement of your plan account after any account activity occurs. See question 31.

•	You can execute certain transactions over the telephone or online. See questions 28 and 29.

3.  What are the disadvantages to participating in the plan?

Participation in the plan has the following disadvantages:

•
You will not be able to time precisely your purchases through the plan and will bear the market risk associated with the fluctuations in the price of the common stock pending investment of funds under the plan. See questions 19 and 20.

•
Execution of sales of shares held in the plan may be subject to delay. You will bear the market risk associated with the fluctuations in the price of the common stock pending the sale of your shares pursuant to the plan. See question 26.

•	You will not earn interest on funds held by the plan administrator pending their investment. See question 19.

•	You may not pledge the shares credited to your plan account until you withdraw the shares from the plan. See question 41.

•	Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.

PLAN ADMINISTRATION

4.  Who administers the plan?

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., who we refer to in this prospectus as the plan administrator, administers the plan. The plan administrator is responsible for:

•	enrolling new participants in the plan

•	reinvesting dividends

•	processing optional cash investments

•	processing sale requests

•	depositing and safekeeping plan shares

•	processing requests for certificates and

•	issuing account statements.

You can obtain information about the plan, the plan administrator or your plan account by contacting the plan administrator online, by telephone or in writing.

The plan administrator is also responsible for purchasing and selling shares of common stock for participants' plan accounts, including selecting the broker or dealer who makes the purchases and sales. We have no control over the times or prices at which the plan administrator effects transactions in the open market or the selection of the broker or dealer used by the plan administrator to effect open market transactions.

Internet addresses:
General Inquiries:  www.wellsfargo.com/shareownerservices
Account Information:  www.shareowneronline.com

Telephone/fax number:
Tel:	1-877-536-3553*
Fax:	1-651-450-4085
*Telephone hours are Monday through Friday, between the hours of 7:00 a.m. and 7:00 p.m. Central Time.

Mailing address:	Certified/Overnight Mail:
MDU Resources Group, Inc.	MDU Resources Group, Inc.
c/o Wells Fargo Shareowner Services	c/o Wells Fargo Shareowner Services
PO Box 64856	161 North Concord Exchange
St. Paul, MN 55164-0856	South St. Paul, MN 55075-1139

When communicating with the plan administrator about an existing account, you should provide your account number and a daytime telephone number. Be sure also to refer to "MDU Resources Group, Inc."

The plan administrator reserves the right to resign at any time upon reasonable notice to us, and we reserve the right to replace the plan administrator upon reasonable notice.

ACCOUNT FORMS

5. What forms do I use to enroll in the plan, request certain transactions or make changes to my plan account?

To enroll in the plan, request transactions or make changes to your plan account, you should complete the appropriate account form and return it to the plan administrator. We explain the different forms below. You may obtain these account forms by contacting the plan administrator by telephone or by downloading the forms at www.shareowneronline.com. You should return all forms to the plan administrator.

Account Authorization Form. An account authorization form is used to enroll in the plan and, at the time of enrollment, select a dividend reinvestment option and, if you choose, authorize automatic monthly withdrawals and/or authorize automated account access. We are enclosing an account authorization form with this prospectus.

Once you have enrolled in the plan, you may use the account authorization form to:

•	establish, change or terminate automatic monthly withdrawals

•	change your address on record

•	make or change dividend reinvestment elections

•	make optional cash investments

•	authorize automated requests and

•	authorize direct deposit of dividends.

Transaction Request Form. A transaction request form is used to change or terminate automatic monthly withdrawals, make optional cash investments, sell plan shares, deposit share certificates, request certificates for plan shares and terminate participation in the plan. A transaction request form is attached to each account statement mailed to participants.

Electronic Direct Deposit Form. You may use an electronic direct deposit form or sign up online to authorize the direct deposit of cash dividends which are not being reinvested to your United States bank account. Follow the instructions on www.shareowneronline.com to authorize direct deposit. In the alternative, simply complete an electronic direct deposit form and return it to the plan administrator along with a voided check, for deposits to a checking account, or savings deposit slip, for deposits to a savings account, and we will begin depositing dividend funds directly to your account. You may also use the account authorization form to authorize direct deposit of cash dividends.  If your stock is jointly owned, please ensure that all registered owners sign the form.

You may conduct certain transactions by telephone and online without using these account forms. See questions 28 and 29.

ENROLLMENT

6.  Who is eligible to participate?

Any interested investor, whether or not an existing stockholder of record of our common or preferred stock, is eligible to participate in the plan.  However, regulations in certain countries may limit or prohibit participation in the plan.  If you reside outside the United States and wish to participate in the plan, you should first determine whether you are subject to any governmental regulations prohibiting your participation.

7.  How do I enroll in the plan?

You may enroll in the plan online or by completing an account authorization form and returning it to the plan administrator.

Online.  You can enroll online at www.shareowneronline.com. At the time of establishing online account access, you will be required to provide certain information in order to complete the enrollment process. After establishing online account access, you will also be able to view your account online and conduct certain transactions online. See questions 29 and 30.

Mail.  You can also enroll by completing an account authorization form and returning it to the plan administrator at the address set forth in question 4. You can obtain an account authorization form at any time by going online or by contacting the plan administrator at the address or telephone number stated in question 4.

In addition to the enrollment procedures described above, interested investors who are not already stockholders of record must make an initial investment. See question 8.

8.  Are there any additional enrollment requirements for investors who are not already stockholders?

Yes. If you are not already a stockholder of record of our common or preferred stock, you must also make an initial investment of at least $250 but not more than $10,000 or authorize automatic monthly withdrawals from your bank account of at least

$25 but not more than $10,000 for a minimum of ten consecutive months. See question 14 for information about sending checks to the plan administrator.

The plan administrator will make every effort to process your investment for the next investment date, provided that it receives the funds no later than two business days prior to an investment date. Otherwise, the plan administrator holds cash investments for investment on the next investment date. See question 19.

9.  How do I participate if my shares are held for me in the name of my bank or broker?

Beneficial owners whose shares are registered in names other than their own, as for example, in the name of a broker, bank nominee or trustee, may participate in the plan by:

•	completing an account authorization form and making the initial investment that is required for investors who are not already stockholders – see questions 7 and 8

•	having at least one share registered into their own names or

•
making arrangements for participation with the broker or fiduciary institution in whose name the stock is registered without transferring any shares into their own names. If the broker or fiduciary institution agrees to provide such service, it is the broker or fiduciary institution that becomes the participant in the plan.

DIVIDEND REINVESTMENT

10.  How does dividend reinvestment work?

You may participate in the plan by reinvesting dividends and/or by making optional cash investments.  If you wish to reinvest dividends, you will need to select one of the two dividend reinvestment options offered through the plan.  If you do not wish to reinvest dividends, you should select the "Cash Payments Only" box on the account authorization form.  Your selection will apply to shares held in your plan account as well as shares registered in your name.  You can change your selection at any time by following the instructions given in question 15.

Your two dividend reinvestment options are as follows:

•	Full Dividend Reinvestment - cash dividends on all shares registered in your name and held in your plan account will be reinvested in our common stock.

•
Partial Dividend Reinvestment - cash dividends on a percentage of shares registered in your name and held in your plan account will be reinvested in our common stock.  You may elect to reinvest dividends on a percentage of your shares, from 10% to 90%, in increments of 10%.

Your election will also apply to any shares you subsequently acquire that are registered in your name or held in your plan account, including fractional shares and shares purchased under the plan.

If you hold both common and preferred stock, you may select one option for your preferred stock and a different option for your common stock. See question 11.

Regardless of your choice of dividend reinvestment option, you may make optional cash investments at any time.  You may also participate in the plan by making optional cash investments without reinvesting any dividends.  See question 14.

11.  Can I reinvest dividends paid on shares of preferred stock?

Holders of record of shares of our preferred stock and preferred stock A can reinvest dividends paid on their preferred shares in shares of our common stock. In this prospectus, we refer to our preferred stock and preferred stock A collectively as our preferred stock.

In order to reinvest dividends paid on our preferred stock, you will need to check the box marked "preferred stock" in the "Dividends" section of the account authorization form.

You can hold only common stock in your plan account. You cannot purchase shares of preferred stock under the plan or deposit certificates representing preferred stock in your plan account.

12.  When will dividend reinvestment begin?

If the plan administrator receives your properly completed account authorization form at least two business days before the record date for a dividend, the plan administrator will begin reinvestment with that dividend. If your request is received by the plan administrator after the record date, dividend reinvestment will begin with the dividend payment for the next quarter. We normally pay dividends on common and preferred stock on the first day of January, April, July and October. The dividend record date is normally two weeks before the dividend payment date. The payment of dividends on our common and preferred stock is solely within the discretion of our board of directors.

13.   May I have cash dividends that are not being reinvested deposited directly into my United States bank account?

Yes, you may have cash dividends that are not being reinvested deposited directly to your United States bank account. Follow the instructions on www.shareowneronline.com to authorize direct deposit. In the alternative, simply complete an electronic direct deposit form and return it to the plan administrator along with a voided check, for deposits to a checking account, or savings deposit slip, for deposits to a savings account, and we will begin depositing dividends directly to your account. You may also use the account authorization form to authorize the direct deposit of cash dividends. If your stock is jointly owned, please ensure that all registered owners sign the form.

You may obtain an electronic direct deposit form by contacting the plan administrator.

OPTIONAL CASH INVESTMENTS

14.  How can I make optional cash investments?

After enrolling in the plan, you may make optional cash investments by authorizing automatic monthly withdrawals from your bank account or by sending a check to the plan administrator at any time. You can vary your optional cash investments from a minimum of $25 per investment up to a maximum of $10,000 per month.

Check.  When making optional cash investments by check, you must include a completed transaction request form. A transaction request form is attached to your account statement. In addition, you can obtain a transaction request form by contacting the plan administrator. See question 4.

You should make your check payable to "Shareowner Services" and include your account number on your check. Be sure also to refer to "MDU Resources Group, Inc." You should mail your check directly to the plan administrator at the address set forth in question 4. The plan administrator will make every effort to process your investment for the next investment date, provided that it receives the funds no later than one business day prior to an investment date.  Otherwise, the plan administrator holds cash investments for investment on the next investment date. See question 19. Do not mail checks to MDU Resources Group, Inc.

Your check must be in U.S. dollars and drawn on a United States bank. If you live outside the United States, contact your bank to verify that it can provide you with a check that clears through a United States bank and can print the dollar amount in U.S.

funds. Due to the longer clearance period, we are unable to accept checks through a non-United States bank. Please do not send cash.

You may obtain a refund of any cash investment upon request received by the plan administrator on or before the second business day prior to the date on which it is to be invested. However, the plan administrator will not make any refunds until it has actually collected the funds from any check.

Automatic Electronic Funds Transfer.  In addition to making optional cash investments by check, you may authorize automatic monthly withdrawals from a designated United States bank account. With automatic monthly withdrawals, your bank account is debited four business days before the investment date. The investment date for funds received from automatic monthly withdrawal is the third Tuesday of each month or, if the third Tuesday is not a trading day, the next trading day following the third Tuesday of each month.

You will not receive any confirmation of the transfer of funds other than as reflected in your plan account statements and in your bank account statements.

To authorize automatic monthly withdrawals from your bank account, you should complete and sign the Automatic Cash Withdrawal and Investment section of the account authorization form and return it to the plan administrator together with a voided blank check for checking accounts or a deposit slip for savings accounts or make the election online at www.shareowneronline.com. Your automatic funds transfers will begin as soon as practicable after the plan administrator receives your request.

The plan administrator must receive any request to change or discontinue automatic monthly withdrawals at least seven business days prior to the investment date in order for the election to become effective for that date.

Uncollected Optional Cash Investments. In the event that any check or any automatic electronic funds transfer is returned unpaid for any reason, the plan administrator will consider the request for investment of such money null and void and shall immediately remove from your account shares, if any, purchased upon the prior credit of such money. The plan administrator shall then be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the plan administrator shall be entitled to sell additional shares from your account to satisfy the uncollected balance. The plan administrator will also charge a $25 returned funds fee for an optional cash investment returned unpaid for any reason, whether the investment was made by check or by attempted automatic electronic funds transfer from a bank account. This fee will be collected by the plan administrator through the sale of the number of shares necessary to satisfy the fee from your plan account.

Investment of Pending Optional Cash Investments. The plan administrator may invest the collected funds in its possession during the period that an optional cash investment is pending. The plan administrator may invest the funds in any money market mutual funds registered under the Investment Company Act, including those of an affiliate of the plan administrator or funds for which the plan administrator or any of its affiliates provides management advisory or other services. The money market mutual funds in which the plan administrator may invest consist entirely of (i) direct obligations of the United States of America or (ii) obligations fully guaranteed by the United States of America. The plan administrator bears the risk of loss with respect to such investments and the plan administrator will retain any investment income from such investments.
_____________________

If for any reason purchases are not made within 35 days, the plan administrator will return your uninvested funds to you.  You will not earn any interest on funds held for investment by the plan administrator.

CHANGING YOUR INVESTMENT OPTIONS

15.  May I change my investment options under the plan?

Yes, you may change your investment options at any time by contacting the plan administrator by telephone, making the request online or completing and returning an account authorization form. See questions 28 and 29 regarding telephone and online transactions.

PURCHASE OF SHARES

16.  What is the source of shares purchased under the plan?

Shares purchased by the plan administrator under the plan may come from:

•	our authorized but unissued shares or treasury shares

•	shares purchased through the plan administrator on the open market or through negotiated transactions or

•	a combination of the foregoing.

We determine the source of shares used to meet the plan's requirements and, subject to any regulatory restrictions on the frequency with which we can change our determination, may change such determination from time to time without notice to plan participants.

Subject to certain limitations, the plan administrator has full discretion regarding open market purchases.  This discretion includes, but is not limited to, determining:

•	the number of shares, if any, to be purchased on any day

•	the time of day to purchase shares

•	the price paid for such shares

•	the markets on which such shares are purchased, including on any securities exchange, on the over-the-counter market or in negotiated transactions and

•	the persons, including other broker-dealers who may be affiliated broker-dealers, from or through whom such purchases are made.

The plan administrator, in its sole discretion, has the right to purchase original issue stock directly from us if the plan administrator cannot make all necessary open market purchases on the investment date.  The plan administrator has this right even if we have directed that the shares be purchased in the open market.

17.  How is the purchase price determined?

The price of common stock purchased through the plan will depend on whether the shares are acquired in the open market or directly from us. The price per share for shares purchased on the open market or in negotiated transactions will be the weighted average price paid for all shares purchased on the applicable investment date, excluding any related brokerage commissions or other service fees.

The price of shares acquired directly from us is the average of the high and low sale prices of the common stock, as reported on the New York Stock Exchange Composite Tape, on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next trading day the New York Stock Exchange is open.

18.  How many shares will be purchased for me?

The number of shares of common stock purchased will depend on the amount of cash dividends being reinvested, if any, the amount of your optional cash investments, if any, and the purchase price per share for the applicable investment date. The plan administrator will credit your account with the number of whole shares and fractional share, computed to the third decimal place, equal to the amount to be invested divided by the purchase price, as determined in the manner set forth in question 17.

19.  When will the plan administrator make share purchases under the plan?

The timing of share purchases under the plan depends on whether the plan administrator is reinvesting dividends or investing initial and optional cash investments.

Dividend Reinvestment.  The plan administrator expects to reinvest cash dividends on the applicable dividend payment date or, if the dividend payment date is not a trading day, the next trading day following the dividend payment date.

Initial and Optional Cash Investments.  The plan administrator expects to invest initial and optional cash investments on (a) Tuesday of each week or, if Tuesday is not a trading day, the next trading day following Tuesday or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a trading day, the next trading day following the dividend payment date.

The plan administrator expects to complete all purchases on the dividend payment date or investment date, but it will make all purchases within five business days of the dividend payment date or investment date, subject to any waiting periods required under applicable laws or stock exchange regulations.

The plan administrator will not be liable for any claim arising out of failure to purchase stock on a certain date or at a specific price. You bear this risk by participating in the plan. You will not earn interest on funds held by the plan administrator pending their investment in common stock.

20.  What discretion will I have as to matters relating to purchases?

You will not have any discretion as to matters relating to purchases, including determination of the number of shares, if any, to be purchased on any day or at any time of day, the price to be paid for such shares, the source from which such shares are to be purchased and when the shares are purchased.

EXPENSES RELATED TO PURCHASES

21.  Will I incur any expenses in connection with the purchase of shares under the plan?

No, you will not incur any brokerage commissions or service fees in connection with purchases of shares under the plan. Regardless of whether the plan administrator purchases shares directly from us, on the open market or in negotiated transactions, we will pay any and all expenses incurred in administering the plan, including brokerage commissions and service fees.

If your optional cash investment is returned for any reason and the plan administrator has already credited your account for the purchase, it will sell the purchased shares and debit your account.

You will incur expenses if you choose to sell shares held in your plan account. See question 27.

CERTIFICATES FOR SHARES

22.  Will certificates automatically be issued to me for shares purchased under the plan?

No. Plan purchases are credited to your account and shown on your account statement. You will not receive certificates for your plan shares unless you request them. This protects against loss, theft or destruction of stock certificates and reduces administrative costs associated with the plan.

You may obtain certificates for some or all whole plan shares at any time by returning the transaction request form attached to your account statement to the plan administrator or by contacting the plan administrator by telephone. See question 4. Any remaining whole and fractional shares will remain in your plan account. The plan administrator will not under any circumstances issue a certificate for a fraction of a share. Unless otherwise instructed, the plan administrator will issue a certificate in the name or names in which your account is registered.

23.  May I deposit certificated shares in my account?

Yes, you may deposit with the plan administrator certificates representing shares of common stock, whether or not the shares were acquired under the plan, at no cost to you. To use this service, you must send your certificates to the plan administrator, accompanied by the transaction request form attached to your account statement. Do not endorse the certificates or complete the assignment section on the back of the certificates.

Shares represented by certificates deposited with the plan administrator are credited to your account and thereafter are treated as if acquired under the plan. You are responsible for maintaining your own records on the cost basis of certificated shares deposited with the plan administrator.

We recommend that you use registered mail to mail your certificates to the plan administrator, insuring the certificates for 2% of the current market value of the shares represented thereby. In any case, you bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

While you may reinvest dividends on preferred stock pursuant to the plan, you may not deposit preferred stock certificates in your plan account.

Depositing shares into your plan account is different from direct registration.  In direct registration, your shares are not part of the plan unless you indicate that you want your shares to participate in the plan.

SHARE TRANSFERS AND GIFTS

24.  May I transfer plan shares to another person?

Yes, you may transfer plan shares to another person subject to compliance with any applicable laws. To do this, you must complete and sign a stock power and return the completed executed stock power to the plan administrator.  Your signature on the stock power must be medallion guaranteed by an eligible financial institution. You can obtain a stock power form online or by contacting the plan administrator by telephone.

To transfer shares to an existing account of a participant, provide the participant's name and account number on the stock power.  The plan administrator will transfer the shares to the participant's existing account.  If the recipient is not already a participant in the plan, the plan administrator will open an account for the recipient, provided that you submit an account authorization form and choose a dividend reinvestment option for the recipient.  You can also instruct the plan administrator to issue a share certificate in the recipient's name.

The plan administrator will use the following guidelines to execute share transfers if you do not provide specific instructions regarding reinvestment options:

•
When transferring shares to a recipient who is not an existing stockholder, the plan administrator will automatically open an account and enroll the recipient in the plan.  The plan administrator will select the same dividend reinvestment option for this account that you have for your account. The stockholder can change this dividend reinvestment option at any time. See question 15.

•
When transferring shares to a stockholder who is not participating in the plan, plan shares will be transferred to the recipient’s direct registration book entry balance, and the plan administrator will not enroll the recipient in the plan.

25.  May I purchase shares for others?

Yes, you may purchase shares of common stock for others by making cash investments on their behalf. If the recipient is not already a participant in the plan, you must have them complete an account authorization form and return the completed form to the plan administrator together with either an initial investment of at least $250 or authorization for automatic monthly withdrawals of at least $25 for a minimum of ten consecutive months.  If the recipient is already a participant in the plan, you can submit a check of at least $25 with the recipient's account number and name on it. Be sure also to refer to "MDU Resources Group, Inc."

SALE OF SHARES

26.  How may I sell shares held in my plan account?

You may request at any time that the plan administrator sell some or all of the shares held in your plan account by completing a transaction request form or submitting a written request, which includes your account number and references "MDU Resources Group, Inc.," to the plan administrator.

If (i) the current market value of the shares requested to be sold is $25,000 or less, (ii) you have a United States bank account and (iii) you have previously authorized automated account access, you may sell plan shares by contacting the plan administrator by telephone or requesting the sale online. See questions 28 and 29. This limitation is set to help protect against unauthorized sales.  In addition, the plan administrator, for any reason at its sole discretion and at any time, has the right to decline to process a telephone or online sale request and in its place require written submission of the sale request.

The plan administrator will make every effort to process your sale order on the next trading day following receipt of your properly completed request, provided that instructions are received before 5:00 p.m. Central Time. Sale requests involving multiple transactions may experience a delay. The plan administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. You bear this risk by participating in the plan.

The plan administrator will mail the proceeds from the sale of the shares, less applicable brokerage commissions and service fees, to you after the settlement of the sale. You can choose whether to receive the proceeds from the sale by check payable to the name or names in which your plan account is registered or to have the proceeds deposited directly into your United States bank account as indicated on the bottom portion of the transaction request form.  If you request that the net proceeds be automatically deposited to a bank account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have all account holders’ signatures medallion guaranteed by an eligible financial institution. The plan administrator will not honor requests for automatic deposit of sale proceeds that are not accompanied by the required documentation and will instead pay the net proceeds by check to the registered account holders.

If you sell all the shares in your account, the plan administrator will terminate your participation in the plan. If you sell fewer than all the shares, you will continue to participate in the plan, unless you choose to terminate. However, the plan administrator may terminate your participation in the plan if you do not hold at least one full share in your name in the plan.

The plan administrator is authorized, in its sole discretion, to choose any broker-dealer, including an affiliated broker-dealer, to make sales of shares by plan participants. The plan administrator will furnish you the name of the registered broker-dealer used to sell your shares within a reasonable time upon written request.

You may also request the plan administrator to transfer plan shares to a broker-dealer, and then have the broker-dealer sell the shares on your behalf.

27.  Will I incur any expenses in connection with the sale of shares under the plan?

Yes, the plan administrator charges a service fee of $15 per transaction and a broker commission of $0.10 per share sold. The plan administrator deducts these fees directly from the sale check or direct bank deposit.

ACCOUNT ACCESS

28.  May I execute transactions by telephone?

Yes. In order to conduct transactions by telephone, you will need to authorize automated access for your account and select a personal identification number for security purposes. You may establish automated access by telephoning the plan administrator. After you have authorized automated access, you will be able to:

•	change your dividend reinvestment option

•	change the dollar amount of or terminate automatic monthly withdrawals from your bank account

•	request a certificate for all or a portion of your whole plan shares, if the current market value of the shares to be issued is $50,000 or less and

•	sell all or a portion of your plan shares, if the current market value of shares to be sold is $25,000 or less and you have a United States bank account.

29.  May I view my account information and execute transactions online?

Yes. The plan administrator maintains an internet web site at www.shareowneronline.com that allows you to view your account balance, stock values, dividend information, reinvestment details and other helpful information. You can also use online access to:

•	enroll in the plan

•	change your dividend reinvestment option

•	authorize, change or terminate automatic monthly withdrawals from your bank account

•
sell all or a portion of your shares, if the current market value of the shares to be sold is $25,000 or less, you have a United States bank account and, for joint accounts, you have previously authorized automated account access and

•	update your personal information.

30.  How do I establish online access?

You may establish online access or enroll in the plan online by going to www.shareowneronline.com and following the instructions for online access or enrollment. Participation in the plan through the plan administrator’s online services is voluntary.

New Investors: Go to www.shareowneronline.com and click on the box titled “Invest in a Direct Purchase Plan.” Next, simply follow the instructions found on the “Invest in a Direct Purchase Plan” page.

Current Participants and Registered Stockholders: Go to www.shareowneronline.com and click on the box titled “First Time Visitor Sign On.” Next, simply follow the instructions found on the “First Time Visitor Sign On” page.

Once you have successfully established online access, you will receive an e-mail notifying you that your account information is available. You will also receive a confirmation in the mail.

ACCOUNT STATEMENTS

31.  What kind of reports will I receive from the plan administrator?

The plan administrator maintains an account for each plan participant and sends account statements to each participant as soon as practicable after each quarterly dividend reinvestment, after each optional cash investment and after any transfer, sale, deposit or withdrawal of plan shares. Included as a part of the statement is a transaction request form that you may use for requesting plan transactions. See question 5.

The account statements provide you with records of your purchases and sales and should be retained for tax purposes. It is important to retain all statements you receive as the plan administrator currently charges a fee of $15 per year to supply historical statement information.

In addition, you will receive copies of or have access to all communications sent to all holders of our common stock, including the annual report, the notice of annual meeting and proxy statement, and any reports or informational statements required by the Internal Revenue Service.

We participate in e-delivery, which permits you to consent to access your account statements, tax forms and stockholder communications electronically over the internet.  Instead of receiving these materials through the mail, you will receive an electronic notice to your email address of record notifying you of the availability of these materials online and instructing you how to access them.

If you consent to e-delivery, your consent will apply to all accounts set up at Wells Fargo Bank, N.A. under the same account number for any company that has authorized e-delivery.  You may change your consent at any time.

Shares of common stock credited to your plan account are subject to escheat to the state in which you reside in the event such shares are deemed, under such state’s laws, to have been abandoned by you.  You should therefore notify the plan administrator promptly in writing of any change of address.  Account statements and other communications will be addressed to you at your last address on record with the plan administrator.

TERMINATION OF PARTICIPATION

32.  When and how may I close my plan account?

Your participation in the plan is entirely voluntary. You may terminate your participation at any time by submitting the appropriate information on the transaction request form attached to your account statement or by submitting a written request, which includes your account number and references "MDU Resources Group, Inc.," to the plan administrator. You may also terminate your participation in the plan by telephone. See question 28.

If the plan administrator receives your request to terminate from the plan on or after a dividend record date, but before the dividend payment date, the plan administrator will process your termination request as soon as practicable, and mail a separate dividend check to you.  Future dividends will be paid in cash, unless you rejoin the plan.

In addition, the plan administrator must receive requests to terminate automatic monthly withdrawals from a bank account at least 15 business days prior to the scheduled investment date to ensure that your request is effective as to the next optional cash investment.

Upon termination of your participation in the plan, unless you have requested that some or all plan shares be sold, the plan administrator will transfer your whole plan shares to your direct registration account and issue a direct registration statement to you, unless you specifically request a stock certificate.  The plan administrator will also issue you a check for any fractional share, less any applicable brokerage commissions and service fees.

If you so request, the plan administrator will sell some or all plan shares on your behalf. After settlement of the sale, the plan administrator will send you a check for the proceeds from the sale, less any applicable brokerage commissions and service fees.

33.  Can I re-enroll in the plan after termination?

Generally, you may re-enroll in the plan at any time.  However, we and the plan administrator reserve the right to reject an authorization form on any grounds, including excessive enrollment and termination.  We reserve the right to deny, modify, suspend or terminate participation in the plan by otherwise eligible persons to the extent we deem it advisable or necessary in our discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the plan.

34.  May I discontinue dividend reinvestment without closing my plan account?

Yes, you may at any time discontinue the reinvestment of your cash dividends on any or on all of your shares without closing your plan account by filling out an account authorization form and returning it to the plan administrator or by making the request over the telephone or online. See questions 28 and 29.

35.  May I withdraw shares from my plan account without terminating participation in the plan?

Yes, you may withdraw any number of whole shares held in your plan account at any time.  You may request a withdrawal by completing a transaction request form and returning it to the plan administrator or, if the current market value of the shares to be issued is $50,000 or less, by making the request over the telephone.  The plan administrator will transfer your whole plan shares into your direct registration account and issue a direct registration statement to you, unless you specifically request a stock certificate.

36.  What happens when I sell or transfer all of the shares registered in my name outside of the plan?

If you sell all shares of common stock registered in your name outside of the plan, the plan administrator will, unless you instruct otherwise, continue to reinvest in accordance with your instructions the dividends on the shares credited to your plan account.

If you transfer all shares of common stock registered in your name outside of the plan into a new registration, the plan administrator will not automatically transfer the plan account to the new registration.  You must contact the plan administrator to request a transfer of plan shares.

OTHER INFORMATION

37.  What happens if MDU Resources Group, Inc. issues a stock dividend, declares a stock split or has a rights offering?

If we declare a stock dividend or stock split, the plan administrator will credit the number of shares of common stock distributable with respect to the plan shares that you own as of the record date to your plan account on the payable date.

If you send a notice of termination or a request to sell to the plan administrator between the record date and the payable date for a stock distribution, the plan administrator will not process the request until the stock distribution is credited to your account.

If we have a rights offering the plan administrator will sell the rights on the open market and credit your plan account with the net proceeds of the sale.  The net proceeds will then be invested as an optional cash investment.

A rights offering referred to in this question is not related to the preference share purchase rights attached to the common stock.

38.  How will shares in my account be voted?

For each meeting of stockholders, we will send you proxy materials through mail or email or provide you with notice and access to proxy materials in accordance with the rules and regulations of the Securities and Exchange Commission to allow you to vote your shares. If you do not return a signed proxy card or vote by telephone or the Internet, none of your shares will be voted unless you vote in person.

39.  What are the responsibilities of MDU Resources Group, Inc. and the plan administrator under the plan?

We, the plan administrator and any broker-dealer selected by the plan administrator to make purchases and sales pursuant to the plan will not be liable under the plan for any act or failure to act done in good faith in administering the plan. This includes, but is not limited to, any claims of liability relating to:

•	the failure to terminate your account upon your death prior to receiving written notice of your death

•	the prices at which or the times when common stock is purchased or sold or

•	any changes in the market value of our common stock.

The plan administrator acts solely as our agent and owes no duties, fiduciary or otherwise, to any other person by reason of this plan, and no implied duties, fiduciary or otherwise, shall be read into this plan.

The plan administrator undertakes to perform the duties that are described in this prospectus only.  No implied covenants or obligations shall be read into this plan with respect to us or the plan administrator.

In the absence of negligence or willful misconduct on its part, the plan administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment it made in performing its duties under the plan. The plan administrator never shall be liable for any special, indirect or consequential loss or damage of any kind whatsoever, including lost profits. This is so even if the plan administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The plan administrator shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. Also, the plan administrator shall not be obligated to take any legal action under this plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The plan administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including

•	acts of God, such as earthquakes, fires or floods

•	wars and civil or military disturbances

•	sabotage

•	epidemics

•	riots

•	interruptions, loss or malfunctions of utilities

•	computer, hardware or software, or communications services

•	accidents

•	labor disputes and

•	acts of civil or military authority or governmental actions.

However, the plan administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

This immunity does not relieve us or the plan administrator of any liability for violations of applicable federal securities laws.

We and the plan administrator cannot assure you of a profit or protect you against a loss on shares purchased under the plan.

40.  Who determines questions of interpretation under the plan?

We reserve the right to interpret and regulate the plan as we deem necessary or advisable in connection with the operation of the plan.

41.  Can shares credited to my account be pledged?

No, you may not pledge or grant a security interest in plan shares.  You must withdraw the shares from your account and have certificates representing the shares issued by the plan administrator.  In the alternative, you or your broker may request a transfer of plan shares to a brokerage account by completing the transaction request form attached to your plan account statement.

42.  Can MDU Resources Group, Inc. change or terminate the plan?

We reserve the right to suspend, modify or terminate the plan at any time.  We will notify you of any material changes to the plan or any suspension or termination of the plan.

USE OF PROCEEDS

We will receive no proceeds from open market or negotiated purchases of common stock. We expect to use the proceeds from the purchase of common stock directly from us for corporate development purposes, including, without limitation, acquisitions made by or on behalf of our subsidiaries and other general corporate purposes, and may include the repayment of a portion of outstanding short-term borrowings incurred for those purposes. We have no basis for estimating either the number of shares of common stock that will ultimately be sold pursuant to the plan or the prices at which such shares will be sold.

DIVIDEND POLICY

It is generally our practice to pay dividends on our common and preferred stock quarterly on the first day of January, April, July and October. The payment of dividends is within the sole discretion of our board of directors. The payment of dividends depends on future earnings, financial requirements and other factors. We cannot provide you with any assurance as to the amount of future dividends.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following description is a summary of material U.S. federal income tax consequences of participation in the plan. The description may be affected by future legislation, Internal Revenue Service rulings and regulations or court decisions. The description assumes that you hold our common stock as a capital asset, which is generally property held for investment, and does not address all aspects of taxation that may be relevant to you in light of your particular circumstances. The description does not address participants subject to special treatment under the U.S. federal income tax laws, including but not limited to:

•	insurance companies

•	partnerships and other pass-through entities

•	tax-exempt organizations

•	financial institutions

•	broker-dealers

•	participants who hold our stock as part of a straddle, hedge, conversion transaction or other integrated investment

•	participants whose functional currency is not the U.S. dollar and

•	foreign participants, except as specifically indicated below.

Accordingly, you should consult with your own tax advisor regarding, with respect to the U.S. federal, state, local and foreign tax, including estate and gift tax, the consequences of your participation in the plan, in light of your particular circumstances. Except as provided below, the U.S. federal income tax consequences to a participant, including a participating corporate stockholder, in the plan, as of the date of this prospectus, may be summarized as follows:

•
With respect to reinvested cash dividends used to purchase authorized but unissued shares or treasury shares of common stock from us, you will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the fair market value of the number of shares, including fractional shares, of common stock purchased with the reinvested cash dividends on the dividend payment date. This distribution will be treated as dividend income to you to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, and as reported to you on Form 1099-DIV. Your basis in the shares so purchased will be equal to the fair market value of the shares on the dividend payment date.

•
With respect to reinvested cash dividends the plan administrator uses to purchase shares of common stock on the open market or through negotiated transactions, you will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the cash dividends reinvested plus any brokerage commissions we pay to obtain the shares. This distribution will be treated as dividend income to you to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, and as reported to you on Form 1099-DIV. Your basis in the shares so purchased will be equal to the amount treated as a dividend distribution to you.

•
If you purchase our common stock with optional cash investments, you will recognize no taxable income upon the purchase except to the extent of any brokerage commissions we pay to obtain the shares.  Any brokerage commissions we pay to obtain the shares will be treated as dividend income to you to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, and as reported to you on Form 1099-DIV. Your basis in the shares purchased in this manner will be the amount of the optional cash investment plus any brokerage commissions reported to you on Form 1099-DIV.

•
Generally, dividend income you receive will be taxable to you as ordinary income. Under current law, which is scheduled to sunset at the end of 2010, dividend income will be taxed to individuals at the rates applicable to long-term capital gains, provided a minimum holding period and other requirements are satisfied. Dividends you receive after 2010, or those that do not qualify for the long-term capital gains tax rate, will be taxable to you at ordinary income rates.  If you are a corporate stockholder, you may be eligible for a dividends received deduction equal to:

•	70% of the dividends received if you own less than 20% of the voting power and value of our outstanding stock, other than non-voting, non-convertible, non-participating preferred stock or

•	80% of the dividends received if you own 20% or more of the voting power and value of our outstanding stock, other than any non-voting, non-convertible, non-participating preferred stock.

The dividends received deduction for corporate stockholders is subject to holding period, taxable income and other limitations.

•	Your holding period for shares of common stock acquired pursuant to the plan will begin on the day following the date the shares are credited to your plan account.

•
You will not realize taxable income as a result of the receipt of certificates or transfer to direct registration for whole shares of common stock credited to your plan account, either upon your request for those shares or upon withdrawal from participation in, or termination of, the plan.

•	You will realize gain or loss when you sell or exchange shares of common stock held in your plan account and, in the case of a fractional share, when you receive a cash payment for a fraction of a share of common stock credited to your plan account –for example, upon your termination of participation in, or termination of, the plan. The amount of such gain or loss will be the difference between the amount that you receive for the shares or fraction of a share and your tax basis in the shares or fraction of a share.

•
If you are subject to "backup" withholding, the plan administrator will invest in shares of common stock an amount equal to your cash dividends less the amount of tax required to be withheld, currently 28% of the amount treated as dividend income. Backup withholding generally will apply if you:

•	fail to furnish your taxpayer identification number, which for an individual is either your social security number, or individual taxpayer identification number

•	furnish an incorrect taxpayer identification number

•	have been notified previously by the Internal Revenue Service that you have failed to report properly payments of interest and dividends or

•	have failed to certify that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules are not an addition to tax and will generally constitute a tax payment that may be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the required information to the Internal Revenue Service.

•
If you are a foreign holder of our stock whose dividends are subject to U.S. withholding tax, the plan administrator will apply the net amount of your dividends, after the deduction of withholding taxes, including withholding taxes owing by reason of the purchase of shares of common stock with reinvested stock dividends, to the purchase of shares of common stock. The statements confirming purchases made for you as a foreign stockholder will indicate the amount of U.S. federal tax withheld. We may not refund withholding taxes that we withhold, but you may claim withheld taxes as a credit on your U.S. federal income tax return. If you as a foreign stockholder desire to invest the full amount of your dividends, you may mail optional cash investments to the plan administrator in an amount equal to the amount of the tax withheld, even if less than $25. In addition, withholding will occur on any sale of your shares if you are subject to withholding tax. The check sent to you will be reduced by the amount of tax withheld, any related brokerage commission and any other costs of sale.

•
If you as a foreign stockholder check the "Optional Cash Payments Only" box on the account authorization form, you will continue to receive cash dividends on shares registered in your name in the same manner as if you were not participating in the plan. Optional cash investments received from you must be in U.S. dollars and will be invested in the same manner as payments from other participants.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the Securities and Exchange Commission.  You can read and copy any information filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

In addition, the Securities and Exchange Commission maintains an internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission, including MDU Resources Group, Inc. We also maintain an internet website at http://www.mdu.com.  Information contained on our internet website does not constitute part of this prospectus.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with the Securities and Exchange Commission, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.  We are incorporating by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus, other than any information we furnish, rather than file, with the Securities and Exchange Commission pursuant to certain items of Form 8-K, until we terminate this offering. Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.  We incorporate by reference the following documents set forth below that we have previously filed with the Securities and Exchange Commission (SEC file number 1-3480):

•	Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 20, 2008

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 filed on May 6, 2008, June 30, 2008 filed on August 7, 2008 and September 30, 2008 filed on November 5, 2008

•	Current Reports on Form 8-K filed on February 20, 2008, March 6, 2008, April 7, 2008, May 20, 2008, July 2, 2008, August 19, 2008, September 5, 2008, October 1, 2008 and November 19, 2008

•
Registration Statement on Form 8-A filed on September 21, 1994, as amended by amendment no. 1 on Form 8-A/A, filed on March 23, 2000, amendment no. 2 on Form 8-A/A, filed on March 10, 2003, amendment no. 3 on Form 8-A/A, filed on January 21, 2004, amendment no. 4 on Form 8-A/A, filed on June 27, 2007, amendment No. 5 on Form 8-A/A, filed on November 19, 2008 and any further amendments thereto and

•	Registration Statement on Form 8-A filed on November 12, 1998, as amended by amendment no. 1 on Form 8-A/A, filed on March 23, 2000 and any further amendments thereto.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  You may request a copy of these documents, at no cost to you, by writing or calling the Investor Relations Department, MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standard No. 158 Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans effective as of December 31, 2006, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

The validity of the common stock has been passed upon for us by Paul K. Sandness, Esq., our General Counsel, and also by Dewey & LeBoeuf LLP, New York, New York. As of October 31, 2008, Mr. Sandness owned approximately 25,796 shares of common stock.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$	*
Printing expenses		10,000
Transfer agent fees		37,275
Legal fees and expenses		75,000
Accountants' fees and expenses		10,000
Miscellaneous		5,250
Total		$137,525

*A filing fee of $8,424 has previously been paid in connection with Registration Statement No. 333-06127, and no filing fees are due in connection with this filing.

Item 15.  Indemnification of Directors and Officers

Our bylaws include the following provision:

7.07 Indemnification of Officers, Directors, Employees and Agents; Insurance.

(a)
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

(b)
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section.  Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section.  Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director.  In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this Section 7.07.  Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

(h)
For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

(i)
For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 145 of the General Corporation Law of the state of Delaware provides for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.  We maintain liability insurance protecting us, as well as our directors and officers, against liability by reason of their being or having been our directors or officers.

Item 16.  Exhibits

*4.1	Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to Form 8-A/A, as amended, filed on June 27, 2007 in File No. 1-3480

*4.2	Company Bylaws, as amended to date, filed as Exhibit 3.1 to Form 8-K dated November 13, 2008, filed on November 19, 2008, in File No. 1-3480

*4.3
Certificate of Designations of Series B Preference Stock of the Company, as amended, filed as Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002, in File No. 1-3480

*4.4
Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-Fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-Sixth through Forty-Ninth Supplements thereto between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) to Form S-3, in Registration No. 33-66682; Exhibits 4(e), 4(f) and 4(g) to Form S-8, in Registration No. 33-53896; and Exhibit 4(c)(i) to Form S-3, in Registration No. 333-49472

*4.5	Fiftieth Supplemental Indenture, dated as of December 15, 2003, filed as Exhibit 4(e) to Form S-8 on January 21, 2004, in Registration No. 333-112035

*4.6
Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo, N.A. (formerly known as Norwest Bank Minnesota, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480

*4.7	Indenture, dated as of December 15, 2003, between the Company and The Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8 on January 21, 2004, in Registration No. 333-112035

*4.8
Certificate of Adjustment to Purchase Price and Redemption Price, as amended and restated, pursuant to the Rights Agreement, dated as of November 12, 1998, filed as Exhibit 4(c) to Form 10-Q for the quarter ended June 30, 2006, filed on August 4, 2006, in File No. 1-3480

5.1	Opinion of Paul K. Sandness, General Counsel to the Company

5.2 and 8	Opinion of Dewey & LeBoeuf LLP, counsel to the Company

23.1	Consent of Deloitte & Touche LLP

23.2	The consents of Paul K. Sandness and Dewey & LeBoeuf LLP are contained in their opinions filed as Exhibit 5.1 and 5.2, respectively, hereto

24	Power of Attorney (see signature pages)
_____________

*Previously filed and incorporated herein by reference.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named on the cover of this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 20th day of November, 2008.

MDU RESOURCES GROUP, INC.

By:	/s/ Terry D. Hildestad
Terry D. Hildestad
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Terry D. Hildestad Terry D. Hildestad (President and Chief Executive Officer)	Chief Executive Officer and Director	November 20, 2008

/s/ Vernon A. Raile Vernon A. Raile (Executive Vice President, Treasurer and Chief Financial Officer)	Chief Financial Officer	November 20, 2008

Signature	Title	Date

/s/ Doran N. Schwartz Doran N. Schwartz (Vice President and Chief Accounting Officer)	Chief Accounting Officer	November 20, 2008

/s/ Harry J. Pearce Harry J. Pearce (Chairman of the Board)	Director	November 20, 2008

/s/ Thomas Everist Thomas Everist	Director	November 20, 2008

/s/ Karen B. Fagg Karen B. Fagg	Director	November 20, 2008

/s/ Dennis W. Johnson Dennis W. Johnson	Director	November 20, 2008

/s/ Richard H. Lewis Richard H. Lewis	Director	November 20, 2008

/s/ Patricia L. Moss Patricia L. Moss	Director	November 20, 2008

/s/ John L. Olson John L. Olson	Director	November 20, 2008

/s/ Sister Thomas Welder Sister Thomas Welder	Director	November 20, 2008

/s/ John K. Wilson John K. Wilson	Director	November 20, 2008

A. Bart Holaday	Director

Thomas C. Knudson	Director

EXHIBIT INDEX

*4.1	Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to Form 8-A/A, as amended, filed on June 27, 2007 in File No. 1-3480

*4.2	Company Bylaws, as amended to date, filed as Exhibit 3.1 to Form 8-K dated November 13, 2008, filed on November 19, 2008, in File No. 1-3480

*4.3
Certificate of Designations of Series B Preference Stock of the Company, as amended, filed as Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002, in File No. 1-3480

*4.4
Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-Fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-Sixth through Forty-Ninth Supplements thereto between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) to Form S-3, in Registration No. 33-66682; Exhibits 4(e), 4(f) and 4(g) to Form S-8, in Registration No. 33-53896; and Exhibit 4(c)(i) to Form S-3, in Registration No. 333-49472

*4.5	Fiftieth Supplemental Indenture, dated as of December 15, 2003, filed as Exhibit 4(e) to Form S-8 on January 21, 2004, in Registration No. 333-112035

*4.6
Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo, N.A. (formerly known as Norwest Bank Minnesota, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480

*4.7	Indenture, dated as of December 15, 2003, between the Company and The Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8 on January 21, 2004, in Registration No. 333-112035

*4.8
Certificate of Adjustment to Purchase Price and Redemption Price, as amended and restated, pursuant to the Rights Agreement, dated as of November 12, 1998, filed as Exhibit 4(c) to Form 10-Q for the quarter ended June 30, 2006, filed on August 4, 2006, in File No. 1-3480

5.1	Opinion of Paul K. Sandness, General Counsel to the Company

5.2 and 8	Opinion of Dewey & LeBoeuf LLP, counsel to the Company

23.1	Consent of Deloitte & Touche LLP

23.2	The consents of Paul K. Sandness and Dewey & LeBoeuf LLP are contained in their opinions filed as Exhibit 5.1 and 5.2, respectively, hereto

24	Power of Attorney (see signature pages)
____________
*Previously filed and incorporated herein by reference